SUB-DEALER AGREEMENT


     This Sub-Dealer Agreement, dated this 1st day of September, 2003, is between T. Mobile USA, Inc. d/b/a T-Mobile, a Delaware corporation ("Company") Action Wireless I [insert Sub-Dealer Name], a, Florida (insert state where incorporated] corporation with an address at 483 NE 20th St. Boca Raton [insert Sub-Dealer address] ("Sub-Dealer"), and Access Wireless [insert Dealer name] ("Dealer").

                                    RECITALS

     A. Company provides or is authorized to provide wireless communications service ("Wireless Service") directly to Subscribers utilizing authorized digital frequencies assigned by the Federal Communications Commission and accessed by digital wireless - telephone equipment in the Area defined herein.

     B. Company and Dealer have entered into that certain Dealer Agreement dated September 8, 03, (the "Dealer Agreement") pursuant to which Dealer agrees to promote, market, and sell Company's Wireless Services and Equipment: in the defined Area.

     C. Sub-Dealer has agreed to become a sub-dealer of Dealer in order to use Company's experience, Confidential Information, Marks, and goodwill to promote, market, and sell Company's Wireless Services and Equipment in the Area to Subscribers under the terms and conditions of this Agreement and the Dealer Agreement,

     NOW, THEREFORE, the parties agree as follows:

1.   DEFINITIONS
     -----------

     Area. The collective geographic area, set forth in Exhibit B of the Dealer
     ----
     Agreement, in which the Company provides Wireless Service and with respect to which the Dealer may act as an authorized dealer for Company pursuant to such Dealer Agreement.

     Equipment. Any approved voice, data, or combined voice and data devices,
     ---------
     handsets, telephones, or related equipment or accessories to be used on Company's network, including SIM Cards.

     Intellectual Property Rights. All copyright, trademark, service mark, trade
     ----------------------------
     secret, patent and other intellectual property rights (including all rights of registration or renewal thereof and all causes of action relating thereto).

     Market. The covered population in the geographic area which boundaries are
     ------
     defined by the Federal Communication Commission Licenses referenced in Exhibit B,

     Marks. All service marks, trademarks and trade names used by Company,
     -----
     including, but not limited to, the mark T-Mobile.

     Market Rules. The rules and procedures pertaining to the Marks prescribed
     ------------
     by Company from time to time.

     Subscriber. Customers, subscribers, or end users purchasing the Equipment
     ----------
     and activating Service through the Dealer and/or Sub-Dealer in the Area. Each individual or business entity who (i) purchases a PCS handset(s) and SIM Card(s) from Dealer, (ii) places an order for Service to a handset through Dealer that is accepted by Company, and (iii) for whom Service is Activated is a Subscriber.

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     Subscriber Information. Any information gathered by or for Dealer about an
     ----------------------
     actual or potential Subscriber including, without limitation, names, addresses, e-mail addresses, telephone numbers, and other personally identifying, whether or not such information was gathered prior to the commencement of the Agreement.

     Wireless Service. Wireless communication service, including voice and data
     ----------------
     service, provided by Company utilizing authorized digital frequencies assigned by the Federal Communications Commission and accessed by digital wireless.

2.   SUB-DEALER GUIDELINES
     ---------------------

2.1  Adherence to Agreement. Sub-Dealer agrees to adhere to the terms and
     ----------------------
     conditions of Company's Dealer Agreement, which is incorporated by this reference. Sub-Dealer acknowledges that a breach by Sub-Dealer of the Dealer Agreement shall be considered a breach by Dealer and shall entitle Company to pursue all rights and remedies it may have under the Dealer Agreement or under the law. The terms and conditions set forth in this Sub-Dealer Agreement are in addition to the terms and conditions set forth in the Dealer Agreement.

2.2  Termination of Sub-Dealer. Company shall have the right, in its sole
     -------------------------
     discretion and at any time during the term of the Dealer Agreement, to terminate a Sub-Dealer upon written notice to Dealer.

2.3  Non-Solicitation of Company's Dealers. During the term of the Dealer
     -------------------------------------
     Agreement, Sub-Dealer and anyone acting on its behalf shall not recruit or solicit sub-dealers, employees, dealers, agents, or independent contractors from Company or from any other dealer of Company.

2.4  Prohibition on Non-Competition Agreements. Sub-Dealer, its employees, and
     -----------------------------------------
     agents shall not enter into an exclusivity or non-competition agreement prohibiting them from working directly for Company, or from selling Company's Wireless Service or Equipment.

2.5  Sub-Dealer Support. Sub-Dealer acknowledges that Dealer shall be
     ------------------
     responsible for providing adequate management support and resources to Sub-Dealer and that Company has no such responsibility.

2.6  Sub-Dealer Compensation. Sub-Dealer acknowledges that Dealer shall be
     -----------------------
     solely responsible for payment of any compensation owed, and for reporting any and all information used by Company for purposes of compensating Dealer.

2.7  Restrictions. Sub-Dealer shall only sell Equipment provided by Company and
     ------------
     Dealer to Subscribers for end use and shall not sell or otherwise provide such Equipment to other distributors, re-sellers, or other non-Subscribers. Sub-Dealer shall not employ or enter any agreement to use sub-dealers. Sub-Dealer shall not sell any restricted promotions or plans as defined in the Dealer Agreement. Company shall have the right, in its sole discretion, to approve or disapprove Sub-Dealer's retail locations.

2.8  Termination of Relationship Between Dealer and Sub-Dealer. Company in its
     ---------------------------------------------------------
     sole discretion and at any time may choose to accept Sub-Dealer as a direct dealer of Company. If Company accepts Sub-Dealer as a direct dealer of Company, Company and Sub-Dealer shall enter into Company's dealer agreement.

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

2.9  No Agency Relationship. Sub-Dealer acknowledges that this Agreement does
     ----------------------
     not create an agency, joint venture, partnership, employment relationship, franchise or third party beneficiary rights with Company. Sub-Dealer shall not have the authority to bind Company in any manner

3.   ADDITIONAL OBLIGATIONS OF SUB-DEALER
     ------------------------------------

3.1  This Section Left Intentionally Blank
     -------------------------------------

3.2  Non-Diversion. Sub-Dealer acknowledges it has obtained significant goodwill
     -------------
     from Company through use of its Confidential Information and Marks. During the term of this Agreement and for a period of one year after termination of this Agreement (whether voluntary or involuntary, with or without cause), Sub-Dealer shall not directly or indirectly (a) request any Subscriber in the Area whom Sub-Dealer knows to be a Subscriber of Company, to curtail or deactivate the Wireless Service, or cancel its relationship with Company, or (b) otherwise solicit, divert or attempt to divert any such Subscriber from patronizing Company, Company dealers, Company retail stores or the Wireless Service. During such period, any Subscribers of Company who contact Sub-Dealer or its personnel regarding GSM Wireless Service shall be referred directly to Company.

3.3  Confidential Information. "Confidential Information" means all information
     ------------------------
     of or relating to Company (whether of a business, technical or other nature) which Sub-Dealer knows or reasonably should know to be confidential or proprietary. Without limiting the generality of the: foregoing, "Confidential Information" includes all information not generally known to the public that relates to the business, technology, Subscribers, potential Subscribers, finances, budgets, projections, proposals, practices of Company, including without limitation the terms of this, Agreement and the Dealer Agreement, the identities of and all information regarding Subscribers and potential Subscribers, and all information relating to Company's business plans and proposals, marketing plans and proposals, technical plans and proposals, and research and development. All Confidential Information will be considered trade secrets of Company and shall be entitled to all protections given by law to trade secrets. Any and all media (whether written, film, tape, optical, magnetic, opto-magnetic or otherwise) embodying any of the information described above shall also constitute Confidential Information. Except for Subscriber Information, which under all circumstances shall be treated as Confidential Information, Confidential Information shall not include information which: (a) was in or entered the public domain through no fault of Sub-Dealer; (b) Sub-Dealer can show, by written evidence, was rightfully in Sub-Dealer's possession prior to receipt thereof from Company; or (c) is disclosed to Sub-Dealer by a third party legally entitled to make such disclosure without breach of any obligation of confidentiality.

3.4  Non-Disclosure of Confidential Information. During the term of this
     ------------------------------------------
     Agreement and at all times thereafter, Sub-Dealer shall not directly or indirectly (a) use any Confidential Information for any purpose other than that for which it is used or disclosed under the terms of this Agreement or the Dealer Agreement, (b) disclose to any person or entity any Confidential Information or in any other way publicly or privately disseminate any Confidential Information, or (c) assist, authorize or encourage anyone else to use, disclose, or disseminate any Confidential Information, Without limiting the foregoing, Sub-Dealer shall not use Confidential Information related to Subscribers or potential Subscribers to directly or indirectly contact or communicate with Subscribers or potential Subscribers concerning the Company or its Wireless Service. Sub-Dealer further agrees it shall:
     (a) hold all such Confidential Information in Confidence using the

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

     same degree of care that Sub-Dealer uses to protect its own confidential and proprietary information (but in no event less than reasonable care);
     (b) use the Confidential Information only for the purpose of performing obligations under this Agreement; (c) reproduce any Confidential Information only to the extent necessary to perform such obligations; (d) restrict disclosure of and access to such Confidential Information only to those Personnel who are directly concerned with, and who agree to maintain the confidentiality of, the Confidential Information; and (e) take all precautions necessary and appropriate to guard the confidentiality of the Confidential Information, including informing employees who handle such information that it is confidential and not to be disclosed to others. Upon termination of this Agreement, all Confidential Information in the possession or control of Sub-Dealer (including all originals and copies of all or any portion of any Confidential Information) shall be promptly returned to Company. Sub-Dealer shall be responsible for ensuring compliance with this section by its officers, employees, agents, contractors, and representatives.

3.5  Records. Sub-Dealer agrees to maintain at its principal place of business
     -------
     complete and accurate records of Sub-Dealer's business conducted pursuant to this Agreement. Records will include, but are not limited to, documents relating to sales of Equipment and Activation of Subscribers. All records shall be made available for inspection by Company upon reasonable notice to Sub-Dealer. Such records constitute Confidential Information that shall be returned to Company upon termination or expiration of this Agreement. Sub-Dealer shall provide Company with original Subscriber Wireless Service agreements upon Company's request and according to policies and procedures that may be issued by Company from time to time in its sole discretion.

4.   INTELLECTUAL PROPERTY RIGHTS
     ----------------------------

4.1  Marks. Sub-Dealer understands and acknowledges that the Marks, along with
     -----
     all Intellectual Property Rights associated therewith, are the property of Company. Sub-Dealer acknowledges that it has no rights in or to the Marks and shall not acquire any rights in the Marks or expectancy to their use as a result of any use of the Marks by Sub-Dealer, and that all goodwill arising out of any use of the Marks by, through OT under Sub-Dealer shall inure solely to the benefit of Company. Following the termination of this Agreement, Sub-Dealer shall immediately discontinue use of any Marks (and any other trademarks or service marks which Company deems to be confusingly similar thereto) and shall promptly destroy, or, at Company's option, forward to Company, all advertising and promotional literature and signage which contain any Marks.

4.2  Other Rights. Sub-Dealer acknowledges that the Wireless Service and
     ------------
     Equipment involve: valuable Intellectual Property Rights of Company or its licensors. As between Sub-Dealer and Company, Company shall retain all right, title, and interest therein, and no title to or ownership of any Intellectual Property Rights associated with any Wireless Service or Equipment is transferred to Sub-Dealer or any Subscriber pursuant to this Agreement.

4.3  Protection of Company Rights. Sub-Dealer will immediately notify Company of
     ----------------------------
     any infringement, misappropriation or violation of any Intellectual Property Rights of Company or its licensors that comes to Sub-Dealers attention. Sub-Dealer will not infringe or violate, and will use its best efforts to preserve and protect Company's and its licensors' interest in, all such Intellectual Property Rights. In the event of any such infringement, misappropriation or violation by or resulting from the activities of Sub-Dealer or any of its officers, employees, agents, contractors or representatives, Sub-Dealer will promptly report such infringement, misappropriation or violation to Company and Company will take all steps Company deems reasonably necessary to terminate any such infringement, misappropriation or violation. Company or its designee will have exclusive control over the prosecution and settlement of any

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

     legal proceeding to enforce, to recover damages on account of any infringement, misappropriation or violation, or to defend any of its or its licensor's Intellectual Property Rights. Without limiting the generality of the foregoing, Sub-Dealer will: (a) provide such assistance related to such proceeding as Company may reasonably request; and (b) assist Company in enforcing any settlement or order made in connection with such proceeding; provided that Company will reimburse the expenses reasonably incurred by Sub-Dealer to provide such assistance in accordance with Company's requests for the same.

5.   This Section Left Intentionally Blank.
     -------------------------------------

6.   INDEMNITY; CONSEQUENTIAL DAMAGES
     --------------------------------

6.1  General Indemnity. Sub-Dealer hereby agrees to indemnify, defend, protect,
     -----------------
     and hold Company, and its parent, subsidiaries, affiliates, officers, directors, employees, agents, and --insurers, harmless from and against any and all claims, costs, suits, liabilities, damages, losses, demands, and expenses of every kind, including but not limited to attorneys' fees and disbursements, arising out of any negligent act or omission or willful misconduct of, or breach of this Agreement, by Sub-Dealer, or its employees, agents, or independent contractors.

6.2  Indemnity as to Advertisement. In furtherance and not in limitation of the
     -----------------------------
     Indemnification obligations of Sub-Dealer set forth in section 6.1, Sub-Dealer hereby agrees to indemnify, defend, protect, and hold Company and its parent, subsidiaries and affiliates, and each of their officers, directors, employees, agents, and insurers, harmless from and against any and all claims, costs, suits, liabilities, damages, losses, demands, and expenses of every kind, including, but not limited to, attorneys' fees and disbursements, arising out of advertisements or promotional materials developed or used by Sub-Dealer (except advertisements and promotional materials that have been developed and provided by Company).

6.3  Limitation of Liability. IN NO EVENT SHALL COMPANY BE LIABLE FOR
     -----------------------
     INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, INCLUDING, BUT NOT LIMITED TO LOST REVENUE OR PROFITS, IN CONNECTION WITH THIS AGREEMENT OR THE CONDUCT OF BUSINESS BETWEEN DEALER AND SUB-DEALER, EVEN IF COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. COMPANY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, NOT EXPLICITLY STATED IN THIS AGREEMENT, AND IN PARTICULAR DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE,

7.   TERMINATION
     -----------

7.1 Unless earlier terminated pursuant to paragraph 2.2 above, or under other provisions of the Dealer Agreement, this Sub-Dealer Agreement shall terminate contemporaneously with the Dealer Agreement; provided, however, that Sub-Dealer's obligations under sections 3, 4, 5, and 6 of this Sub-Dealer Agreement shall survive the termination of the Sub-Dealer Agreement.

8.   MISCELLANEOUS
     -------------

8.1  Entire Agreement. This Agreement represents the entire, complete, final and
     ----------------
     exclusive Agreement between the parties hereto with respect to the matters addressed in this Agreement and, except as expressly provided herein, shall not be affected by reference to any other documents.

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

8.2  No Other Agreements. Sub-Dealer represents and warrants that the execution
     -------------------
     and performance of this Agreement does not and will not violate any other contract or obligation to which Sub-Dealer is a party, including terms relating to covenants not to compete and confidentiality covenants. Sub-Dealer will not disclose or use, or induce others to use, any proprietary information or trade secrets of any other person, association or entity. Sub-Dealer represents and warrants that it has returned all property and confidential information belonging to all other service providers for whom Sub-Dealer may have acted as a dealer. This Agreement and its Exhibit constitute the entire agreement and understanding between the parties and supersede all offers, negotiations and other agreements concerning the subject matter set forth in the Agreement. Sub-Dealer is not relying on any representations or warranties from Company or Dealer, including, but not limited to, any representation or warranty as to the nature of competition or the results or effect of any advertising. Except as set forth herein, any amendments to this Agreement must be in writing and signed by both parties.

8.3  Remedies Cumulative. The right; and remedies herein expressly provided are
     -------------------
     cumulative and not exclusive of any rights or remedies that a party would otherwise have.

8.4  Assignment. Sub-Dealer shall not assign its rights or delegate its
     ----------
     obligations hereunder without the prior written consent of Company. This prohibition shall extend to a change in the control of Sub-Dealer, which is defined to be any change as a result of which any person or entity holds 50% or more of the ownership interest or assets of Sub-Dealer.

8.5  Severability. If any provision of this Agreement shall be held invalid
     ------------
     under any applicable laws, such invalidity shall not affect any other provisions of this Agreement that can be given an effect without the invalid provision. Further, all terms and conditions of this Agreement shall be deemed enforceable to the fullest extent permissible under applicable law and, when necessary, the court is requested to reform any and all terms or conditions to give them such effect.

8.6  Authority. Each person signing below hereby warrants and represents that he
     ---------
     or she has full authority to execute this Agreement for the party on whose behalf he or she is signing.

8.7  No Waiver. No failure by a party to take action on account of any default
     ---------
     or breach of this Agreement by the other party shall constitute a waiver of any such default or breach, or of the performance required of the other party under this Agreement.

8.8  Notices. All notices and other communications hereunder shall be given in
     -------
     writing and shall be deemed to have been duly given and effective (i) upon receipt if delivered in person, or via telecopy, (ii) one day after deposit prepaid with a national overnight express delivery service, or (iii) three days after deposit in the United States mail, Notices to Sub-Dealer shall be delivered or transmitted to its address specified on the first page of this Agreement. Any Party may from time to time change such address by giving the other Party notice of such change in accordance with this Section.

8.9  Arbitration of Disputes.
     -----------------------

     8.9.1 Submission to Arbitration. Any controversy or claim arising out of or relating to this Agreement (including whether a particular dispute is arbitrable hereunder), shall be resolved by submission to binding arbitration. Such arbitration shall be held in the county in which Dealer's principal place of business is located before a single arbitrator who shall be an attorney in such county who has practiced as a commercial litigator for at least fifteen (15) years. The arbitration shall be conducted under the commercial arbitration rules of the American Arbitration Association, except to the extent that, those

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

           titles are modified herein, but shall not be administered by the American Arbitration Association. The parties shall equally bear the fees of the arbitrator.

     8.9.2 Selection of Arbitrator. If the parties cannot agree on an
           -----------------------
           arbitrator, the arbitrator shall be selected by the Chief Judge of the United States District Court for the district in which Dealer's principle place of business is located, in accordance with the Federal Arbitration Act. The arbitrator so selected shall possess the qualifications described in paragraph 8.9.1. Each party may, but need not, suggest up to three potential arbitrators to the appointing authority.

     8.9.3 Discovery and Motions. The arbitrator selected may grant discovery as
           ---------------------
           required by the reasonable needs of the case and determine motions filed, including motions for preliminary or ancillary relief, but shall do so in accordance with the parties' desire to economically and quickly resolve disputes between them. Discovery shall be allowed --only as the parties may agree or the arbitrator may permit.

     8.9.4 Limitation of Action. All claims and disputes that arise under this
           --------------------
           Agreement shall be submitted to arbitration by initiating the arbitration not later than one (1) year after occurrence of the act or omission giving rise to the dispute. Any failure to initiate arbitration proceedings within this one (1) year period shall constitute an absolute bar to the initiation of proceedings based on such act or omission.

     8.9.5 Limitation of Arbitration. The aggrieved party may initiate
           -------------------------
           arbitration by sending written notice of an intention to arbitrate to all parties, such notice to include a description of the dispute, the amount involved, and the remedy sought. Each party irrevocably agrees that service of process, notices or other communications relating to the arbitration procedure shall be deemed served and accepted by the other if given in accordance with the provisions of this agreement.

     8.9.6 Decision and Enforcement of Award. Any award rendered in the
           ---------------------------------
           arbitration shall be final, non-appealable, and binding on both parties, and judgment may be entered thereon in any court of competent jurisdiction. Any award rendered shall be limited to actual damages sustained by the party in whose favor judgment is rendered, and no consequential, punitive, exemplary, special or multiplied damages shall be awarded. The award of the arbitrator shall be in writing, with one counterpart delivered to each party.

     8.9.7 Preliminary and Ancillary Relief; Forum Selection;     Consent to
           -----------------------------------------------------------------
           Personal Jurisdiction. Where feasible, issues of preliminary and
           ---------------------
           ancillary relief shall first be determined by an arbitrator selected in accordance with the provisions of this Agreement. In an emergency, however, when irreparable injury will occur before an arbitrator can be appointed and/or hear the matter, the aggrieved party may apply to a court for preliminary or ancillary relief. Any such application shall be made in any state or federal court having jurisdiction. Sub-Dealer irrevocably submits to the personal jurisdiction of such courts. The parties agree that violations or threatened violations of paragraphs 3.2, 3.4, 4.1, and 5.1 of this Agreement occurring when no arbitrator has been appointed shell presumptively be grounds for application to a court under this paragraph. In such cases, the Dealer's bond shall be unsecured unless good cause is shown.

     8.9.8 Exceptions to Arbitration. Notwithstanding the foregoing, Company
           -------------------------
           shall have the right to institute legal or equitable proceedings for claims or disputes regarding amounts owed by Sub-Dealer to Dealer in connection with purchase of the Equipment


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

The parties acknowledge they have fully read and understood this Agreement, and have had the opportunity to confer with legal counsel regarding its terms and conditions.

       EXECUTED as of the day and year first above written.

SUB-DEALER NAME:         Action Wireless II
                         ------------------------------------
OWNER/OFFICER (printed): Joseph Hess President Action Wireless
                         ------------------------------------
SIGNATURE;               /s/  Joseph Hess Action Wireless
                         ------------------------------------
TITLE:                   President
                         ------------------------------------

DEALER NAME:
                         ------------------------------------
OWNER/OFFICER (printed):
                         ------------------------------------
SIGNATURE:
                         ------------------------------------
TITLE:
                         ------------------------------------

Sub-Dealer Approval Granted:

T-MOBILE USA, INC.

By:
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Its:
     ------------------------------------
Date:
     ------------------------------------